UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 16, 2018

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

On April 16, 2018, the Company issued a press release titled “Dynavax Reports Interim Data for SD-101 in Combination with KEYTRUDA® (pembrolizumab) in Patients with Advanced Squamous Cell Carcinoma of the Head and Neck.” A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

On April 17, 2018, the Company issued a press release titled “Dynavax Provides New Durability of Response Data for SD-101 in Combination with KEYTRUDA® (pembrolizumab) in Melanoma at the 2018 American Association for Cancer Research Annual Meeting.” A copy of the press release is attached as Exhibit 99.2 to this current report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

99.1 Press Release, dated April 16, 2018, titled “Dynavax Reports Interim Data for SD-101 in Combination with KEYTRUDA® (pembrolizumab) in Patients with Advanced Squamous Cell Carcinoma of the Head and Neck.”

99.2 Press Release, dated April 17, 2018, titled “Dynavax Provides New Durability of Response Data for SD-101 in Combination with KEYTRUDA® (pembrolizumab) in Melanoma at the 2018 American Association for Cancer Research Annual Meeting.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: April 18, 2018	By:	/s/ DAVID JOHNSON
David Johnson Vice President